Exhibit 2.1












                           Akzo Nobel Chemicals S.p.A.
                           ---------------------------

                               (of the first part)


                                       and


                                  Balchem B.V.
                                  ------------

                              (of the second part)


--------------------------------------------------------------------------------

                           SALE AND PURCHASE AGREEMENT
                                   relating to
        the sale and purchase of a Going Concern organized and managed by
                   Akzo Nobel Chemicals S.p.A in Marano Ticino

--------------------------------------------------------------------------------








                           Dated as of March 30, 2007

                                TABLE OF CONTENTS
                                -----------------

ARTICLE I - DEFINITIONS                                                       1
         1.1      Certain Defined Terms                                       1
         1.2      Additional Definitions                                      5
         1.3      Terms Generally                                             6

ARTICLE II - CLOSING; PURCHASE PRICE AND ADJUSTMENT                           7
         2.1      Sale and Transfer of the Going Concern                      7
         2.2      Description of the Going Concern                            7
         2.3      Closing; Purchase Price                                     10
         2.4      Post-Closing Adjustments                                    11
         2.5      Transfer Taxes and Notarial Fees                            13

ARTICLE III - CONDITIONS TO CLOSING                                           13
         3.1      The Clearance                                               13
         3.2      The Union Consultation Procedure                            13

ARTICLE IV - REPRESENTATIONS AND WARRANTIS OF SELLER                          13
         4.1      Authority; No Conflicts; Governmental Consents; Title;
                   Corporate Matters                                          13
         4.2      Taxes                                                       14
         4.3      Tangible Personal Property                                  14
         4.4      Owned Property                                              14
         4.5      Intellectual Property                                       15
         4.6      Assigned Contracts                                          15
         4.7      Litigation; Decrees                                         16
         4.8      Permits; Compliance                                         16
         4.9      Environmental Matters                                       16
         4.10     Labor, Employee and Agent Relations                         17
         4.11     Brokers                                                     18
         4.12     Reference Financial Sheet                                   18
         4.13     Related party Contracts                                     19
         4.14     Product Liability                                           19
         4.15     Absence of Changes                                          19
         4.16     Undisclosed Liabilities                                     20
         4.17     Inventory                                                   20
         4.18     Product Warranty                                            20
         4.19     Exclusivity of Representations                              20
         4.20     Representations at Closing                                  20

ARTICLE V - REPRESENTATIONS AND WARRANTIES OF PURCHASER                       21
         5.1      Authority; No Conflicts; Governmental Consents              21
         5.2      Brokers                                                     21
         5.3      Litigation                                                  21
         5.4      Purchaser's Diligence                                       21
         5.5      Representations at Closing                                  22

ARTICLE VI - COVENANTS OF SELLER                                              22
         6.1      Access to Information                                       22
         6.2      Ordinary Conduct                                            22
         6.3      Confidential Information                                    23
         6.4      Non-Competition; Non-Solicitation                           24
         6.5      Intercompany Agreements                                     24

         6.6      Interest in Ecolombardia                                    24
         6.7      Interest in San Giulio                                      25
         6.8      Tax Matters                                                 25

ARTICLE VII - COVENANTS OF PURCHASER                                          26
         7.1      Confidentiality                                             26
         7.2      Use of Seller Name                                          26
         7.3      Non-Business Receivables                                    26
         7.4      Non-Solicitation                                            26
         7.5      Insurance                                                   27

ARTICLE VIII - MUTUAL COVENANTS                                               27
         8.1      Required Filings; Permits; Novations and Consents           27
         8.2      Reasonable Best Efforts                                     27
         8.3      Publicity                                                   28
         8.4      Cooperation and collection of accounts receivable           28
         8.5      Records                                                     28
         8.6      Foreign Employees                                           29
         8.7      Foreign Agents/Distributors; Assignment to Purchaser        30

ARTICLE IX - EMPLOYEE MATTERS                                                 30
         9.1      Purchaser's Obligations from and after the Closing          30
         9.2      TFR and Other Payables relating to Employees                30
         9.3      Notification of Transfer                                    31

ARTICLE X - INDEMNIFICATION                                                   31
         10.1     Survival                                                    31
         10.2     Indemnification by Seller                                   31
         10.3     Limits on Indemnification                                   32
         10.4     Procedures Relating to Indemnification                      32
         10.5     Exclusive Remedies                                          33
         10.6     Purchaser Acknowledgment                                    33
         10.7     Indemnification by Purchaser                                34

ARTICLE XI - GENERAL PROVISIONS                                               34
         11.1     Assignment                                                  34
         11.2     No Third-party Beneficiaries                                35
         11.3     Expenses                                                    35
         11.4     Amendments                                                  35
         11.5     Notices                                                     35
         11.6     Interpretation; Exhibits and Schedules                      36
         11.7     Counterparts                                                36
         11.8     Severability                                                36
         11.9     Waiver of Compliance; Consents                              36
         11.10    Entire Agreement, No Novation                               37
         11.11    Dispute Resolution                                          37
         11.12    Governing law; Venue                                        38

                                    EXHIBITS
                                    --------


Specific Accounting Principles                       Exhibit A
Deed of Transfer                                     Exhibit B
List of Products                                     Exhibit C
Reference Financial Sheet                            Exhibit D
Transition Services Agreement                        Exhibit E
Closing Statement Format                             Exhibit F
Registered IP Master Assignment Agreements           Exhibit G

                                    SCHEDULES
                                    ---------

Schedule 1.1.A             Employees
Schedule 1.1.B             Foreign Agents and Distributors
Schedule 1.1.C             Foreign Employees
Schedule 1.1.E             Knowledge of Seller - List of Relevant Persons
Schedule 2.2.A(b)          Tangible personal property
Schedule 2.4(d)            Engagement Letter of Accounting Expert
Schedule 3.1(a)            Clearance
Schedule 4.1(b)            Consents and Filings
Schedule 4.2               Taxes
Schedule 4.3(a)            Liens
Schedule 4.4(a)            Owned Property
Schedule 4.5(a)            Registered IP
Schedule 4.6(a)            List of Material Assigned Contracts
Schedule 4.6(b)            Defaults
Schedule 4.6(c)            Required Consents
Schedule 4.7               Litigation
Schedule 4.8(a)            Permits
Schedule 4.8(b)            Exception to Compliance with Laws
Schedule 4.9               Environmental Matters
Schedule 4.9(iii)          Environmental Permits
Schedule 4.10.1            Collective Bargaining Agreements
Schedule 4.10.2            Agent
Schedule 4.15              Material Adverse Effect
Schedule 6.2               Conduct of Business
Schedule 6.4(b)            List of Customers
Schedule 6.5               Inter-company Agreements

                           SALE AND PURCHASE AGREEMENT

         This SALE AND PURCHASE AGREEMENT (this "Agreement"),  dated as of March
                                                 ---------
30, 2007, is made by and between Akzo Nobel Chemicals S.p.A, a company organized under the laws of Italy, with registered office at 4, Via Gioberti, Milan, Italy, share capital of (euro) 8,580,000.00, registered with the Register of Enterprises of Milan, fiscal code and VAT no. 00210680120 ("Seller"), of the first part, and Balchem B.V., a company organized under the laws of The Netherlands, with registered office in Amsterdam, The Netherlands, and place of business at 740, Arthur van Schendelstraat (P.O. Box 516, 3500 AM), Utrecht, The Netherlands, share capital of (euro) 18,000.00 ("Purchaser"), of the second part.

         WHEREAS, Seller is engaged in, among other activities, the business of designing, developing, manufacturing, and selling certain chemical products, namely Choline products (Choline Chloride and Choline salts), Methylamines and Metam sodium, and of providing ancillary services related thereto, all as better specified below;

         WHEREAS, Seller carries out the business referred to above through certain assets, liabilities, properties and rights collectively and jointly managed and organized as a going concern ("ramo d'azienda");

         WHEREAS, Seller has approached several potential purchasers, including Purchaser, with a view to disposing of the Going Concern, as defined in Art. 1 below;

         WHEREAS, Purchaser, through professional advisers of its choosing, has carried out due diligence investigations on the financial, accounting, tax, and legal status of the Business, as defined in Art. 1 below; in particular, Purchaser has reviewed certain documents and records made available to it and its Affiliates by or on behalf of Seller and has had discussions with certain members of the management of the Business, and the opportunity to ask them questions relating to the Business or the Going Concern; and

         WHEREAS, Purchaser intends to purchase from Seller, and Seller intends to sell to Purchaser, title to the Going Concern.

         NOW THEREFORE, in consideration of the premises and the mutual representations, warranties, covenants and agreements hereinafter set forth, the parties hereto hereby agree as follows:

ARTICLE I

                                   DEFINITIONS

1.1      Certain Defined Terms.
         ---------------------

In addition to the terms defined elsewhere in this Agreement, as used herein, the following terms shall have the following meanings:

         "Accounting  Principles"  means,  with  respect  to any  accounting  or
          ----------------------
finance procedure, principle or methodology, that the following shall apply: (a) first, if such procedure, principle or methodology is set forth in the Specific Accounting Principles, attached hereto as Exhibit A, then such procedure, principle or methodology shall apply (b) second, if such procedure, principle or methodology is not set forth in Exhibit A, then the consistently applied accounting policies,  principles,  practices,  evaluation rules and procedures, methods, bases and assumptions adopted in compliance with the Financial Economic Manual by the Business for the preparation of the prescribed Akzo Nobel reporting forms used for preparing management and financial accounts ("A-forms"), shall apply, and (c) third, to the extent not covered by (b), then IFRS in force as at 31 December 2006 shall apply.

         "Action"  means  any  claim,   action,  suit,   arbitration,   inquiry,
          ------
proceeding or investigation by or before any Governmental Authority.

         "Affiliate" of any Person shall mean any other Person,  which, directly
          ---------
or indirectly, controls or is controlled by or is under common control with such Person (it being understood that for purposes of this definition, control shall be determined in accordance with Article 2359, First Paragraph, Numbers 1 and 2, of the Code).

         "Assigned  Contracts"  means all  Contracts,  including the  Employment
          -------------------
Contracts, contracts concerning peroxide and ammonia, to which Seller is a party, and which relate exclusively or predominantly to the Business and which are now in place and are needed for the ordinary functioning of the Going Concern and the ordinary management of the Business.

         "Business"   means   Seller's   business  of   designing,   developing,
          --------
manufacturing, marketing, distributing and selling the Products as such activities are presently conducted by the same in its facilities in Marano Ticino, Italy, and in the facilities of one of Seller's Affiliates in Amersfoort, The Netherlands.

         "Business Day" means any day that is not a Saturday,  a Sunday or other
          ------------
day on which banks are required or authorized by Law or executive order to be closed in The Hague, The Netherlands and/or Milan, Italy.

         "Closing Statement" means the statement showing the value of Inventory,
          -----------------
Trade Payables, Customer Bonuses, TFR and other payables relating to Employees included in the Going Concern as of the Closing Date, to be computed in accordance with the Accounting Principles and conforming to the format attached hereto as Exhibit F.

         "Code" means the Italian Civil Code as currently in force.
          ----

         "Contract"  means any contract,  agreement,  license,  lease,  sales or
          --------
purchase order or other legally binding commitment, whether written or oral.

         "Customer  Bonuses"  means any  amounts  payable  to  customers  of the
          -----------------
Business in respect of customer bonuses or special bonuses accrued or payable as of the Closing Date.

         "Deed of Transfer" means the notarial deed of transfer,  complying with
          ----------------
the terms hereof ("atto di cessione d'azienda"), which shall be (i) legally sufficient, in form and substance, to transfer to Purchaser good, full and marketable title to the Going Concern pursuant to applicable Italian law; (ii) suitable to be registered with the competent registration tax offices pursuant to applicable Italian law; (iii) substantially in the form of Exhibit B attached hereto and (iv) in all respects consistent and compliant with all the provisions hereof, any novation ("novazione") of which is hereby expressly excluded.

         "Employees"  means all individuals who at the Closing Date are employed
          ---------
by Seller in connection with the Business, and who are listed on Schedule 1.1.A attached hereto, which contains all the relevant information (including personal data, job title, date of commencement of employment, level, monthly salary, incentive plan and fringe benefits, concerning each of the Employees).

         "Employment  Contracts" means the employment  contracts  between Seller
          ---------------------
and the Employees.

         "Environment"  means  any or all of the  following  media  (alone or in
          -----------
combination): air; water (including water under or within land); soil and land and any ecological systems and living organisms supported by these media.

         "Environmental  Claim"  means any oral or  written  claim,  demand  and
          --------------------
action, whether actual or threatened, made by any Governmental Authority (including enforcement notices or proceedings) or third party in connection with any Environmental Condition.

         "Environmental   Condition"   means  any   contamination  by  Hazardous
          -------------------------
Substances of, or the condition of, ground, soil, ground water, surface water, air or other natural resources in breach of or giving rise to liability under Environmental Laws in the relevant jurisdiction on, at, under or above (i) a Owned Property and caused by Hazardous Substances at, in, under or above the soil, air or water and (ii) any other property and caused directly by the migration of such Hazardous Substances from a Owned Property.

         "Environmental Laws" means all laws, regulations and other requirements
          ------------------
of any Governmental Authority with the force of law, relating to pollution, or to the protection, of the environment and safety and health in that regard, which are applicable to the Business and/or the Going Concern, as in effect and applied as at the Closing Date.

         "Financial  Economic  Manual"  means the financial  economic  manual of
          ---------------------------
Seller, the current version of which has been provided to Purchaser by Seller.

         "Foreign Agents and  Distributors"  means those agents and distributors
          --------------------------------
providing their services to the Business, indicated in Schedule 1.1.B, which at the date hereof have an agreement with Seller's Affiliates.

         "Foreign Employees" means those persons providing their services to the
          -----------------
Business, indicated in Schedule 1.1.C, which at the date hereof are employed by one of Seller's Affiliates.

         "Going  Concern"  means the going concern  ("ramo di azienda"),  owned,
          --------------
organized and managed by Seller in connection with the Business, as defined under Article 2.2.

         "Governmental  Authority"  means any nation or  government,  any state,
          -----------------------
local, municipal, foreign or other political subdivision thereof, any governmental or quasi-governmental entity of any nature, and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, including, for the avoidance of doubt, any antitrust authority of whatever jurisdiction, the European Commission, the European Union and related or similar entities.

         "Governmental  Order"  means any  order,  writ,  judgment,  injunction,
          -------------------
decree, settlement agreement, stipulation, determination or award entered by or with any Governmental Authority.

         "Hazardous Substances" means, to the extent regulated by the applicable
          --------------------
Governmental Authority, any wastes, pollutants, contaminants and any other natural or artificial substance (whether in the form of a solid, liquid, gas or vapour) defined as hazardous by any applicable Environmental Laws in the relevant jurisdiction and is capable of causing harm or damage to the Environment or the health of any person.

         "IFRS" means International  Financial Reporting Standards as adopted by
          ----
the European Union as incorporated in the Financial Economic Manual of the Seller.

         "Inventory" means all raw materials, consumables,  technical materials,
          ---------
work-in process, part-processed stock, finished goods and goods for resale including prepayments for inventory and stock in any mode of transit, wherever located, physically allocated or separated for use exclusively in any part of the Business at Closing, which conforms with Seller's applicable specifications, is saleable and useable in the normal course of business.

         "Knowledge of Seller" with reference to any of the  representations and
          -------------------
warranties of Seller means the best knowledge, after reasonable inquiry, of the individuals listed on Schedule 1.1.E.

         "Law" means any international,  European Union, foreign, state or local
          ---
statute, law, directive, ordinance, regulation, rule, code, order, requirement or rule of common law issued, entered or promulgated by any Governmental Authority.

         "Liabilities"  means any and all debts,  liabilities  and  obligations,
          -----------
whether accrued or fixed, absolute or contingent, matured or unmatured or determined or determinable, including, without limitation, those arising, reported or claimed under any Law (including, without limitation, any Environmental Law), Action or Governmental Order.

         "Lien" means any mortgage, pledge,  hypothecation,  charge, assignment,
          ----
encumbrance, lien (statutory or other) or other security agreement of any kind or nature whatsoever.

         "Material Adverse Effect" means any circumstance, change or effect that
          -----------------------
is materially adverse to the Assets, properties or financial condition of the Going Concern taken as a whole, but excluding the effects of: (i) changes that are generally applicable to the industries and markets in which the Business operates; (ii) changes in foreign exchange rates; (iii) changes in general applicable to prices of energy or raw materials.

         "Owned  Property"  means the real property  (including  all  buildings,
          ---------------
improvements  and  structures  located  thereon  and  all  rights,   privileges,
easements and appurtenances thereto) described on Schedule 4.4(a) hereto.

         "Person"  means  an  individual,   partnership,   corporation,  limited
          ------
liability company, business trust, joint stock company, trust, unincorporated association, joint venture, or other entity of whatever nature.

         "Products" means Choline  products  (Choline  Chloride liquid,  Choline
          --------
Chloride dry and Choline salts), Methylamines and Metam sodium listed on Exhibit C which Seller manufactures at its facilities in Marano Ticino.

         "Reference  Financial Sheet" means the pro-forma overview of the assets
          --------------------------
and liabilities of the Going Concern as of the Reference Date ("Situazione Patrimoniale") attached hereto as Exhibit D.

         "Reference Date" means February 28, 2007.
          --------------

         "Seller Group" means Seller and its Affiliates.
          ------------

         "Site"  means  the site of the  operations  of the  Business  in Marano
          ----
Ticino, Italy.

         "Subsidiary" means, any Person, 50% or more of the voting securities of
          ----------
which are owned, directly or indirectly, by another Person.

         "Tax" or "Taxes" means any state,  regional,  local or foreign  income,
          ---      -----
gross receipts, trade, net worth, equity, sales, use, turnover, ad valorem, net production value, value-added, franchise, profits, license, withholding, substitute, payroll, employment, excise, severance, stamp, transfer, registration, real estate transfer, cadastral, mortgage, occupation, premium or property tax, customs duty or other tax, governmental fee or other like assessment or charge of any kind whatsoever, together with any interest or penalty, addition to tax or additional amount imposed with respect thereto.

         "Tax Return" means any return, statement, report or form required to be
          ----------
filed with or submitted to any Governmental Authority in connection with the determination, assessment, collection or payment of any Tax or in connection with the administration, implementation or enforcement of or compliance with any Law relating to any Tax.

         "Trade  Payables"  means all trade  payables  arising  in the  ordinary
          ---------------
course of business to providers of services, equipment, goods and supplies to Seller, including invoices to be received and any amounts receivable in respect of supplier rebates or special bonuses arising prior to the Closing Date, in relation to the Business.

         "Transaction  Documents"  means  (a)  this  Agreement;  (b) the Deed of
          ----------------------
Transfer; (c) the Transition Services Agreement, (d) the Registered IP Master Assignment Agreements.

         "Transition Services Agreement" means the Transition Services Agreement
          -----------------------------
to be executed by Seller and Purchaser in substantially the form attached hereto as Exhibit E.

         "Union  Consultation  Procedure"  means  the trade  union  consultation
          ------------------------------
procedure  provided  for  under  Article  47 of Law Act no.  428/1990  and under
Article 57 of the national collective bargaining agreement for the "Industria Chimica".

         1.2      Additional Definitions.
                  ----------------------

The following additional terms have the meaning ascribed thereto in the Section indicated below next to such term:

                 Defined Term                                      Section
                 ------------                                      -------
                 Agents                                            4.10.2
                 Agreement                                         Preamble
                 Accounting Expert                                 2.4(d)
                 Antitrust Laws                                    8.1

                 Defined Term                                      Section
                 ------------                                      -------
                 Assets                                            2.2A
                 Assumed Liabilities                               2.2C
                 Clearance                                         3.1(a)
                 Closing                                           2.3(a)
                 Closing Date                                      2.3(a)
                 Competing Service                                 6.4(a)
                 Confidentiality Agreement                         7.1
                 De Minimis Amount                                 10.3(a)
                 Designated Representative                         6.2
                 Direct Claim                                      10.4(a)
                 Dispute                                           11.11(a)(i)
                 Draft Price Adjustment                            2.4(a)
                 Draft Closing Statement                           2.4(a)
                 Ecolombardia                                      6.6(a)
                 Environmental Permits                             4.9(iii)
                 Excluded Assets                                   2.2B
                 Excluded Liabilities                              2.2D
                 Excluded Intellectual Property                    2.2B(d)
                 Final Price Adjustment                            2.4(e)
                 Final Closing Statement                           2.4(e)
                 Final Purchase Price                              2.3(c)
                 Indemnification Deductible                        10.3(a)
                 Indemnification Event                             10.4(a)
                 Intellectual Property                             2.2A(d)
                 Interim Period                                    6.2
                 Loss                                              10.2
                 Material Assigned Contract                        4.6(a)
                 Non-Transferred Employee                          9.3
                 Permit                                            4.8(a)
                 Provisional Purchase Price                        2.3(c)
                 Purchaser                                         Preamble
                 Purchaser's Assumed Liabilities                   10.7
                 Records                                           2.2A(g)
                 Representatives                                   6.3
                 Restricted Period                                 6.4(a)
                 Retained Names and Marks                          7.2
                 Rules                                             11.11(iv)
                 San Giulio                                        6.7(a)
                 Secondment Period                                 8.7.2(a)
                 Seller                                            Preamble
                 Tax Certificate                                   6.8(a)
                 Territory                                         6.4(a)
                 TFR                                               2.2C(a)
                 Third-party Claim                                 10.4(a)

         1.3      Terms Generally.
                  ---------------

The definitions set forth or referenced in Sections 1.1 and 1.2 shall apply equally to both the singular and plural forms of the terms defined. The words "include", "includes" and "including" shall be deemed to be followed by the phrase "without limitation". The words "herein",

"hereof" and "hereunder" and words of similar import refer to this Agreement (including the Exhibits and Schedules) in its entirety and not to any part hereof unless the context shall otherwise require. All references herein to Articles, Sections, Exhibits and Schedules shall be deemed references to Articles and Sections of, and Exhibits and Schedules to, this Agreement unless the context shall otherwise require. Unless the context shall otherwise require, any references to any agreement or other instrument or statute or regulation are to it as amended and supplemented from time to time (and, in the case of a statute or regulation, to any successor provisions). Any reference in this Agreement to a "day" or number of "days" (without the explicit qualification of Business Day) shall be interpreted as a reference to a calendar day or number of calendar days. If any action or notice is to be taken or given on or by a particular calendar day, and such calendar day is not a Business Day, then such action or notice shall be deferred until, or may be taken or given on, the next Business Day.


                                   ARTICLE II

                     CLOSING; PURCHASE PRICE AND ADJUSTMENT
                     --------------------------------------

         2.1      Sale and Transfer of the Going Concern.
                  --------------------------------------

         (a) Upon the terms and conditions of this Agreement on the Closing Date, Seller hereby agrees to sell to Purchaser, and Purchaser hereby agrees to purchase from Seller, the Going Concern, by executing, delivering and exchanging the Deed of Transfer.

         (b) Transfer of title to the Going Concern and transfer of title to the assets as well as assumption of liabilities, shall take place and be effective on the Closing Date. Upon such date Purchaser shall also take full possession of the Going Concern.

         (c) Revenues and actual costs relating to the Going Concern shall belong exclusively to Seller up to the Closing Date (exclusive) and to Purchaser from such date.

         (d) Any risk relating to the Going Concern and its management and operations shall remain with Seller until the Closing Date (exclusive) and shall be transferred to Purchaser from such date and the same shall apply to Assets and Liabilities comprised in the Going Concern pursuant to Section 2.2 below.

         2.2      Description of the Going Concern
                  --------------------------------

         The Going Concern shall be comprised of the following Assets and Assumed Liabilities as existing as of the Closing Date and shall not include the following Excluded Assets and Excluded Liabilities:

         A.       Assets
                  ------

         The assets and contracts included in the Going Concern (collectively the "Assets") which shall be transferred to Purchaser are the following:

         (a) the Owned Property;

         (b) the tangible personal property owned by Seller located upon or affixed to or normally located in, at or upon, the Owned Property, exclusively used in the Business, out of which the items having a book value exceeding
(euro)4,000.00 are listed on Schedule 2.2.A(b);

         (c) the Inventory;

         (d) the know-how, trade secrets, confidential business information, processes, domain names, inventions and formulae used exclusively in the Business and the trademarks, trademark applications, trade names, trade name rights, patents, patent applications, service marks, copyrights and pending applications for the foregoing, owned either by Seller or any of Seller's Affiliates (collectively, the "Intellectual Property"). All Registered IP as defined in Section 4.5.(a) are listed on Schedule 4.5.(a);

         (e) all Assigned Contracts;

         (f) all relevant documentation concerning the Permits used exclusively in or relating exclusively to the Assets or the Business, it being understood that when said documentation does not relate exclusively to the Assets or the Business, then Seller shall keep the originals and provide Purchaser with copies or abstracts thereof;

         (g) the books and records (other than Tax records), relating exclusively to the Assets or the Business, including sales literature, product information, employment records and files and other information and/or data related to or used by Seller exclusively in the operation of the Business (the "Records"), it being understood that when said books and records do not relate exclusively to the Business, then Seller shall keep the originals and provide Purchaser with copies or abstracts thereof;

          (h) except as provided in Section 2.2B(f), all causes of action, claims and rights against third parties that relate exclusively to the Assets or the Business, including all warranties and guaranties received from vendors, suppliers or manufacturers with respect to the Assets or the Business;

         (i) all goodwill appurtenant to the Going Concern, and the right to represent to third parties that Purchaser shall be the successor to the Business;

         (j) 1114 ordinary shares of Ecolombardia, representing 0.214% of its stated capital.

         B.       Excluded Assets.
                  ---------------

         Notwithstanding anything herein to the contrary, the following assets are not included in the Assets and shall be retained by Seller (the "Excluded
                                                                        --------
Assets"):
------

         (a) all cash and cash equivalent items, including checking accounts, bank accounts, lock box numbers, certificates of deposit, time deposits, securities, and the proceeds of accounts receivable, including uncashed checks in payment thereof, received by Seller prior to the Closing Date;

         (b) rights to or claims for refunds or rebates of Taxes, and other governmental charges for periods ending prior to the Closing Date and the benefit of net operating loss carryforwards, carrybacks or other credits of Seller, whether or not attributable to the Business;

         (c) proprietary or confidential business or technical information, records and policies that relate generally to Seller or its Affiliates and are not used or are not relevant to the Business, including organization manuals, strategic plans and Tax records and related information;

         (d) all the registered intellectual property not listed on Schedule 4.5.(a) and proprietary computer programs or other software and databases (the "Excluded Intellectual Property");
 ------------------------------

         (e) all notes, drafts and accounts receivable or other obligations for the payment of money made or owed by any member of Seller Group;

         (f) all causes of action, claims, demands, rights and privileges against third parties that arise out of the ownership of the Assets, the operation of the Business, or the acts or omissions of Seller that relate to any of the Excluded Assets or Excluded Liabilities, including causes of actions, claims and rights under insurance policies relating thereto;

         (g) all other assets used primarily in connection with Seller's and its Affiliates' corporate functions (including the corporate charter, taxpayer and other identification numbers, corporate books, seals, minute books and stock transfer books), whether or not used for the benefit of the Business; and

         (h) accounts receivable (including trade receivables) in relation to the Business up to the Closing Date.

         C.       Assumed Liabilities.
                  -------------------

         Without prejudice to the Representations and Warranties given by Seller to Purchaser pursuant to Article IV herein, Purchaser shall assume the Liabilities relating to the Business which arose before the Closing Date (the "Assumed Liabilities"), which are hereinafter described:
 -------------------

         (a) all obligations arising under the Assigned Contracts transferred to Purchaser pursuant to Article 2.2, including, without prejudice to Section 9.2 below, the severance treatment, i.e. deferred salary ("TFR") to the extent not satisfied by Seller prior to Closing and other payables relating to Employees still outstanding at Closing; and

         (b) all Trade Payables; and

         (c) all Customer Bonuses.

         D.       Excluded Liabilities.
                  --------------------

         Notwithstanding anything herein to the contrary, the Assumed Liabilities shall not include, and Purchaser shall not otherwise assume, any liabilities, other than Assumed Liabilities; without limiting the generality of the foregoing, Purchaser is not assuming the following Liabilities (the "Excluded Liabilities"):
 --------------------

         (a) any Liability for Taxes, other than the Taxes that are the responsibility of Purchaser pursuant to Section 2.5;

         (b) all bank indebtedness or other forms of indebtedness for borrowed money of Seller;

         (c) any Liabilities arising out of any claim or demand of any employee of Seller who is not an Employee;

         (d) any Liabilities arising out of environmental claims, inter-company transactions or governmental claims existing or occurring prior to Closing.

         E. Employees.

         All Employees shall transfer by operation of law as per the date of Closing from Seller to Purchaser.

         2.3      Closing; Purchase Price.
                  -----------------------

         (a) The closing (the "Closing") of the purchase and sale of the Going Concern shall be held at the offices of Studio Legale Montanari Brescia e Associati at 10:00 a.m. on the first month end following the date on which the condition to Closing set forth in Article III hereof shall have been satisfied or on such other date agreed upon in writing by the Parties with a view to having the Closing held on April 30, 2007. The date on which the Closing shall occur, effective as of 11.59 p.m., is hereinafter referred to as the "Closing
                                                                         -------
Date". It is understood that any and all actions and  transactions  constituting
----
the Closing (including all the deeds and documents to be executed at the Closing and deliveries to be carried out at Closing pursuant to this Agreement) shall be regarded for the purpose of the Closing as a single transaction so that such actions and transactions shall be deemed to occur simultaneously, and no such action or transaction shall be deemed to have been consummated until all such actions and transactions have been consummated.

         (b) At the Closing, each of Seller and Purchaser shall execute and deliver the Deed of Transfer, which Purchaser shall cause to be filed as prescribed by applicable Law, and shall execute or cause to execute and deliver such other instruments as may be necessary, under applicable law, to vest in Purchaser good and marketable title to the Going Concern, including the Intellectual Property owned by Seller's Affiliates pursuant to Exhibit G, and to otherwise properly effect the purposes of this Agreement.

         (c) The parties have agreed that the purchase price for the Going Concern is provisionally agreed to in the amount of (euro) 5,540,000 plus the amount in Euro of Inventory minus Trade Payables and Customer Bonuses as indicated in the Reference Financial Sheet, which is equal to (euro) 4,599,000 (the "Provisional Purchase Price"), a part of which shall be allocated to
       ----------------------------
goodwill as agreed at Closing. The Provisional Purchase Price shall be subject to adjustment pursuant to Section 2.4 below (the Purchase Price, so adjusted, the "Final Purchase Price").
     --------------------

         (d) Purchaser shall pay to Seller an amount equal to the Provisional Purchase Price on the Closing Date by wire transfer in immediately available funds to the account or accounts designated by Seller and communicated to Purchaser upon at least 3 Business Days prior notice.

         (e) At the Closing, Seller and Purchaser shall execute or cause to be executed and delivered to each other the Transition Services Agreement.

         (f) At the Closing, Seller shall carry out a physical stock-take of the Inventory in the presence of (representatives of ) Purchaser.

         2.4      Post-Closing Adjustments.
                  ------------------------

         (a) Within thirty (30) Business Days after the Closing Date, Seller shall (i) prepare and deliver to Purchaser a draft Closing Statement (to be computed in accordance with Accounting Principles consistently with the Closing Statement Format) with attached details of TFR and other payables to Employees accrued at Closing and settled at Closing and of TFR and other payables to Employees accrued at Closing but not settled at Closing (the "Draft Closing
                                                                  --------------
Statement"),  (ii)  calculate  the  difference  between  the  amount  in Euro of
---------
Inventory minus Trade Payables, Customer Bonuses, as indicated in the Reference Financial Sheet and the amount in Euro of Inventory minus Trade Payables, Customer Bonuses, TFR and other payables relating to Employees - to the extent not settled at Closing pursuant to Section 9.2 below - as indicated in the Draft Closing Statement (the "Draft Price Adjustment"). Purchaser shall cooperate with
                        ----------------------
Seller in connection with, and shall furnish to Seller all such information as Seller may reasonably require, in the preparation of the Draft Closing Statement.

         (b) The parties hereto agree that the Accounting Principles, applied on a good faith basis, will be the sole methodology used to determine (i) the Draft Closing Statement (which shall be drafted consistently with both the Closing Statement Format and the Reference Financial Sheet, provided the latter complies with the Accounting Principles) and (ii) the Draft Price Adjustment provided herein, and no other accounting methods, policies, practices, procedures, classifications or methodologies will be used for such purposes. Purchaser shall provide Seller and its representatives with reasonable access to books and records and relevant personnel during the preparation of the Draft Closing Statement and the resolution of any disputes that may arise under this Section 2.4.

         (c) If Purchaser disagrees with the amounts shown on the Draft Closing Statement and/or with the Draft Price Adjustment, Purchaser shall notify Seller in writing of such disagreement within thirty (30) Business Days after delivery of the Draft Closing Statement, which notice shall describe the nature of any such disagreement, shall provide explanations in reasonable detail, shall identify the specific items involved and shall specify the Euro amount of each such disagreement also specifically indicating to what individual line item of the Closing Statement the disagreement relates. After the end of such thirty
(30) Business Day period, Purchaser may not introduce additional disagreements or increase the amount of any disagreement with respect to any item in the Draft Closing Statement and/or the Draft Price Adjustment, and any item not so identified shall be deemed to be agreed to by Purchaser and will be final and binding upon the parties.

         As the Draft Closing Statement shall include certain estimates and judgments which may change over time after the Closing Date, Seller and Purchaser agree that any market or business developments after the Closing date shall not be taken into consideration and that the status of the Going Concern's affairs and market circumstances at the time of the Closing shall prevail. Any facts or events arising after Closing shall not be taken into consideration in the final determination of the Closing Statement. Purchaser and Seller agree that appropriate adjustments to the Draft Closing Statement will only be made if: (i) per individual line item of the Draft Closing Statement the adjustment amounts to more than (euro) 10,000 (ten thousand euro); and (ii) in the aggregate, these adjustments amounts to more than (euro) 25,000 (twenty-five thousand euro), in which event the adjustments shall be made for the full amount of such adjustments.

         (d) Purchaser and Seller agree to negotiate in good faith to resolve any such disagreement. If Purchaser and Seller are unable to resolve all disagreements properly identified by Purchaser pursuant to Section 2.4(c) within thirty (30) Business Days after delivery to Seller of written notice of such disagreement, then such disagreements shall be submitted for final and binding resolution to Ernst & Young, Milan, Italy, or if unavailable, another independent internationally recognized accounting firm mutually acceptable to Seller and Purchaser (the "Accounting Expert"). If Seller and Purchaser are
                              ------------------
unable to agree on the Accounting Expert within ten (10) Business Days after good faith negotiations then the Accounting Expert shall be appointed by the President of the Court of Milan at the request of either party. The Accounting Expert shall act as an expert (and not as an arbitrator) pursuant to an engagement agreement to be executed substantially in the form of Schedule 2.4(d) and will only consider those items and amounts set forth in the Draft Closing Statement as to which Purchaser and Seller have disagreed within the time periods and on the terms specified above and must resolve the matter in accordance with the terms and provisions of this Agreement (including Section 2.4(b) above). The Accounting Expert shall deliver to Purchaser and Seller, as promptly as practicable after its appointment (but in no event later than forty five (45) Business Days), a written report setting forth the resolution of any such disagreement determined in accordance with the terms of this Agreement and the reasons for such determination. The Accounting Expert shall consider in making its determination also presentations and supporting material provided by the parties. The parties agree that Seller shall supply Purchaser, and Purchaser shall supply Seller, with any written representations that are made to the Accounting Expert and that each party and its representatives, accountants and other advisors may be present while oral presentations are made to the Accounting Expert. The determination of the Accounting Expert shall be final and binding upon Purchaser and Seller. The fees, expenses and costs (including VAT) of the Accounting Expert shall be borne one-half by Purchaser and one-half by Seller irrespective of the decision of the Accounting Expert.

         (e) The Draft Closing Statement and the Draft Price Adjustment shall be deemed to be the "Final Closing Statement" and the "Final Price Adjustment" for
                  ------------------------           ----------------------
the purposes of this Agreement upon the earliest of (A) the failure of Purchaser to notify Seller of a dispute with respect to the Draft Closing Statement and the Draft Price Adjustment within thirty (30) Business Days of Seller's delivery of the Draft Closing Statement to Purchaser, (B) the resolution of all disputes with respect to the Draft Closing Statement and the Draft Price Adjustment pursuant to Section 2.4(d), by Seller and Purchaser, and (C) the resolution of all disputes with respect to the Draft Closing Statement and the Draft Price Adjustment pursuant to Section 2.4(d), by the Accounting Expert.

         (f) The Final Price Adjustment shall be algebraically added to the Provisional Purchase Price in order to determine the Final Purchase Price.

         (g) The Final Price Adjustment shall be paid in accordance with the following provisions:

                  (i) if the Provisional Purchase Price results in an amount higher than the Final Purchase Price, so that the Final Price Adjustment is negative, the difference shall be paid by Seller to Purchaser;

                  (ii) if the Provisional Purchase Price results in an amount lower than the Final Purchase Price, so that the Final Price Adjustment is positive, the difference shall be paid by Purchaser to Seller;

         provided that, in both cases, payment shall occur, by wire transfer of immediately available funds to an account designated by the party receiving payment within five (5) Business Days after the final determination of the Final Price Adjustment pursuant to Subsection
         2.4(e), plus interest on the amount of such downward adjustment or upward adjustment from and including the Closing Date through the date of such payment thereof at the per annum rate equal to five percent (5%), and

                  (iii) if the Provisional Purchase Price results in an amount equal to the Final Purchase Price, then the Final Purchase Price shall be deemed as fully paid to Seller by Purchaser.

         2.5      Transfer Taxes and Notarial Fees.
                  --------------------------------

Transfer tax, registry tax and any stamp taxes and charges levied by any Governmental Authority on the transfer of the Going Concern, also following adjustment of the Provisional Purchase Price pursuant to Section 2.4 shall be borne by Purchaser up to the sum of (euro)250,000 and by Seller for any amount in excess thereof. Purchaser shall also bear the notarial fees relating to the Deed of Transfer.


                                  ARTICLE III

                              CONDITIONS TO CLOSING
                              ---------------------

         3.1      The Clearance.
                  -------------

Intentionally omitted (based upon Section 5.1(c)).


         3.2      The Union Consultation Procedure.
                  --------------------------------

The obligation of Seller and Purchaser to effect the Closing pursuant to this Agreement is subject to the condition that, on or prior to the expiration of the Closing Date, the prescribed Union Consultation Procedure has been completed.


                                   ARTICLE IV

                    REPRESENTATIONS AND WARRANTIES OF SELLER
                    ----------------------------------------


Seller hereby represents and warrants to Purchaser as follows:

         4.1      Authority;   No  Conflicts;   Governmental  Consents;   Title;
                  --------------------------------------------------------------
                  Corporate Matters.
                  -----------------

         (a) Seller is a joint stock company duly organized, validly existing and in good standing under the laws of Italy. Seller has all necessary power and authority to enter into the Transaction Documents to which it is a party and to carry out its obligations thereunder. This Agreement has been duly authorized and executed by Seller, and (assuming due authorization, execution and delivery by the other parties thereto) constitute a legal, valid and binding obligations of Seller, enforceable against Seller in accordance with their respective terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium and other similar Laws relating to or affecting creditors' rights generally.

         (b) Assuming all consents, approvals, authorizations and other actions described in Schedule 4.1(b) have been obtained and all filings and notifications listed therein have been made, except as may result from any facts or circumstances relating solely to Purchaser, the execution, delivery and performance by Seller of this Agreement does not, and of the other Transaction Documents to which it is a party will not, (i) violate or conflict with the organizational or governing documents of Seller, (ii) except as would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect, in any material respect, conflict with or violate any Law or Governmental Order applicable to Seller, or by which any of the Assets of the Going Concern is bound or affected.

         (c) No consent, approval, license, permit, order or authorization of, or registration, declaration or filing with, or notification to, any Governmental Authority is required to be obtained or made by or with respect to Seller in connection with the execution and delivery of the Transaction Documents or the consummation of the transactions contemplated hereby, except
(i) as described in Schedule 4.1(b), (ii) for compliance with and filings, if any, with Antitrust Laws, (iii) as may be required solely by reason of Purchaser's participation in the transactions contemplated hereby and (iv) where failure to obtain such consent, approval, authorization, license, permit or order, or to make such filing, declaration, registration or notification, would not prevent Seller from performing any of its material obligations under this Agreement and would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.

         4.2      Taxes.
                  -----

Except as disclosed in Schedule 4.2, (i) Seller has filed or caused to be filed all Tax Returns of or with respect to the Business which have become due (taking into account valid extensions of time to file) prior to the date hereof, or which shall become due up to the Closing Date, (ii) Seller has paid or caused to be paid all material Taxes due thereunder with respect to the Business.

         4.3      Tangible Personal Property.
                  --------------------------

         (a) Except as disclosed on Schedule 4.3(a), Seller has good and marketable title to all tangible personal property, except those sold or otherwise disposed of in the ordinary course of business consistent with past practice, in each case free and clear of all Liens.

         (b) The equipment owned or used in the Business has been regularly maintained and is in good operating condition and repair, except for ordinary wear and tear and except as would not, individually or in the aggregate, reasonably be expected to be affected by a Material Adverse Effect and is fit for operation in the ordinary course of business.

         4.4      Owned Property.
                  --------------

         (a) Schedule 4.4(a) contains a complete and correct description of the Owned Property. Except as described in Schedule 4.4(a), Seller has, as at the Closing Date, good, valid and marketable title to the Owned Property free and clear of all Liens.

         (b) Except as disclosed on Schedule 4.4(a), there is no real property leased by Seller and used in the Business.

         4.5      Intellectual Property.
                  ---------------------

         Schedule 4.5(a) sets forth a true and complete list of all registered and applied for items of Intellectual Property specifying whether they are owned by Seller or any of Seller's Affiliates ("Registered IP") and sets forth a list
                                           -------------
of all jurisdictions in which such Registered IP is registered or registrations have been applied for and all registration and application numbers, respectively. Except as set forth on Schedule 4.5(a),

                  (i) all of the Registered IP has been duly registered, filed in or issued by the appropriate Governmental Authority;

                  (ii) Seller and/or its Affiliates are the sole and exclusive owners of the Registered IP;

                  (iii) the Registered IP constitutes all of the material trademarks, trademark rights, trade names, trade name rights, patents, patent rights, service marks, copyrights, domain names, and pending applications for the foregoing used by Seller in the Business; and

                  (iv) to the Knowledge of Seller, a) the Intellectual Property does not infringe any third party intellectual property rights; b) there are no claims raised or threatened by third parties against the Intellectual Property.

         4.6      Assigned Contracts.
                  ------------------

         (a) Schedule 4.6(a) contains a comprehensive list of the following Assigned Contracts (each a "Material Assigned Contract", and collectively the
                             ---------------------------
"Material  Assigned  Contracts")  in effect as of the date of this  Agreement to
 -----------------------------
which Seller is a party:

                  (i) any  Assigned  Contract  involving  amounts  in  excess of
         (euro) 10,000 per year;

                  (ii) any Assigned Contract that is not cancelable without penalty or further payment upon ninety (90) days' or less notice;

                  (iii) any Assigned Contract relating predominately to the Business between Seller and an Affiliate;

                  (iv) any Assigned Contract establishing any joint venture, strategic alliance or other collaboration relating to the Business;

                  (v) all Assigned Contracts containing a covenant not to compete.

         (b) Except as set forth on Schedule 4.6(b), to the Knowledge of Seller all Material Assigned Contracts are valid, binding and in full force and effect and are enforceable by Seller in accordance with their terms. Seller has not, except as disclosed on Schedule 4.6(b), received written notice prior to the date hereof of breach or default or the intention of any party to terminate any Material Assigned Contract.

         (c) Except as set forth on Schedule 4.6(c), to the Knowledge of Seller no consent by notice or approval from any third party is required for the assignment of the Material Assigned

Contracts under this Agreement. To the Knowledge of Seller, Seller is not in breach and no other party is in breach of any Material Assigned Contracts.

         4.7      Litigation; Decrees.
                  -------------------

         Schedule 4.7 sets forth a list as of the date of this Agreement of all pending lawsuits or claims or Actions with respect to which Seller has received notification, against or affecting the Business or any of the Assets, and that
(i) relate to or involve more than (euro) 50,000, (ii) seek any material injunctive relief or (iii) may give rise to any legal restraint on or prohibition against the transactions contemplated hereby.

         4.8      Permits; Compliance.
                  -------------------

         (a) Schedule 4.8(a) sets forth all Governmental Orders, certificates, licenses, permits, authorizations and approvals (each a "Permit") issued or granted to Seller pursuant to any Law with respect to the Business or the Going Concern, which Permits are all the relevant Permits that are required and used for the conduct of the Business as currently conducted. Except as set forth on
Schedule 4.8(a), during the past 2 (two) years Seller has not received notice of any Action by or before any Governmental Authority relating to the revocation, suspension, or modification of any such Permits.

         (b) Except as disclosed in Schedule 4.8(b), to the Knowledge of Seller the operation of the Business is being conducted by Seller in compliance in all material respects with the requirements set forth in the Permits or in the Laws under which they were granted.

         4.9      Environmental Matters.
                  ---------------------

         Except as disclosed in Schedule 4.9 as of the Closing Date:

                  (i) The Owned Property is in material compliance with, and Seller is conducting the operations of the Business in material compliance with, all Environmental Laws;

                  (ii) during the past 5 (five) years, Seller has not received any written notice of (x) non-compliance with or liability under any Environmental Law in respect of the Business or the Owned Property or
         (y) the presence of Hazardous Substances at the Owned Property, other than the Hazardous Substances described in Schedule 4.9;

                  (iii) (A) Seller has obtained and is in compliance with all Permits pursuant to Environmental Law (collectively, "Environmental
                                                                   -------------
         Permits")   necessary   for   operation  of  the   Business,   (B)  all
         -------
         Environmental Permits are valid, (C) Seller has not been advised by any Government Authority of any actual change in the status or terms and conditions of any Environmental Permit, and (D) a complete list of Environmental Permits held by the Business or by Seller on behalf of the Business is set forth on Schedule 4.9(iii);

                  (iv) there are no Environmental Claims pending or, to the Knowledge of Seller, threatened against the Business or the Owned Property;

                  (v)  other  than for the  Hazardous  Substances  described  in
         Schedule 4.9, there have been no releases of Hazardous Substances at the Site that could reasonably be expected to result in an Environmental Claim;

                  (vi)  Seller  has  delivered  to  Purchaser  prior to the date hereof true and correct copies of material environmental investigations, studies, audits, tests, reviews, or other analyses conducted by or which are in the possession of Seller relating to the Business since January 1, 2000;

                  (vii) to the Knowledge of Seller, Seller has not presently incurred, and the Owned Property is not presently subject to, any unresolved liabilities (fixed or contingent) relating to any claim asserted or arising under any Environmental Law.


         4.10     Labor, Employee and Agent Relations.
                  -----------------------------------

         4.10.1   Labor and Employee Relations
                  ----------------------------

         (a) There are no employees employed by the Business other than the Employees, as listed on Schedule 1.1.A. All the Employees are regularly recorded in the relevant books. The employment of the Employees is governed, as to managers, by the provisions of the collective bargaining agreement for managers of "Dirigenti Industria" in force as of the date hereof and, as to the other Employees, by the collective bargaining agreement for "Industria Chimica" in force as of the date hereof and by collective agreements with internal trade unions in force as of the date hereof, as specified in Schedule 4.10.1.

         (b) With reference to the Employees, Seller represents the following:

                  (i) Schedule 1.1.A is complete, true and accurate and correctly reflects the data therein disclosed. The Employees presently employed by the Business at the date hereof are solely and exclusively those indicated in Schedule 1.1.A. attached hereto, who are also those indicated in the payrolls and records of the Business. At the Closing Date, the Employees shall be under the employment of the Business and no employees other than the Employees will have been employed by the Business, except as indicated in Schedule 1.1.A. There are no offers of employment to any person awaiting acceptance at the date hereof, and there will be no such offers at the Closing Date, except as indicated in Schedule 1.1.A;

                  (ii) the Employees have been at the date hereof, and will be at the Closing Date, fully and duly remunerated for all the services performed in the course of their working relationship with the Business and/or with Seller and other companies of Seller Group, in compliance with the provisions of all applicable laws and contracts (including any collective labour agreements). Since the date hereof, and until the Closing Date, the Business has not made and will not make any changes to the remuneration or benefits or any bonus of the Employees, without prejudice to Section 6.2 below;

                  (iii) TFR and other payables to Employees shall be calculated and apportioned properly and accurately with respect to each Employee as at the Closing date;

                  (iv) with respect to the remuneration paid to the Employees, all contributions have been made, and will be made up to the Closing Date, relating to compulsory health insurance, and social security withholdings have been made and the relevant amounts have been duly paid, as provided under the applicable provisions of law;

                  (v) none of the Employees at the date hereof has given notice to cease employment with the Business, except as disclosed in Schedule 1.1.A;

                  (vi) except as indicated in Schedule 1.1.A., at the date hereof there is no, and at the Closing Date there will be no consultancy agreement with the Business or any agreement for management services and the Business at the date hereof has not entered into, and at the Closing Date will have not entered into any employment relationship pursuant to Legislative Decree no. 276 of September 10, 2003 (the so-called "Legge Biagi");

                  (vii) the particulars in Schedule 1.1.A attached hereto show all remuneration and other benefits actually provided for the Employees and which the Business is bound to provide (whether now or in the future) to each Employee of the Business; no other bonuses, fringe benefits, incentive plans, stock option plans, stock purchase plans are in place, except as indicated in Schedule 1.1A;

                  (viii) no disputes or claims whatsoever and for any reason whatsoever by the Employees or any of them, and/or by the relevant trade unions, and/or by any employees and/or former employees of Seller or of its Affiliates are pending against Seller related to the Business and, to the Knowledge of Seller, no situation exists which may give rise to any such disputes or claims in the future due to the consummation of the transaction contemplated herein and for any reason whatsoever. No verification notice relating to social security or social assistance contributions has been served;

                  (ix) the duties currently and actually performed by each of the Employees correspond, and will correspond up to the Closing Date, to the relevant right and formal category specified in any relevant individual employment agreement;

                  (x) Seller has properly and timely complied with the obligations provided for by the Law, by the Legislative Decree no. 252/2005 and by any applicable regulations with respect to the information to be rendered to the Employees on the destination of the TFR accrued as of January 1, 2007.

         4.10.2   Agent Relations
                  ---------------

         There are no agents having relations with the Business other than the agent listed in Schedule 4.10.2 (the "Agent"). The agreement with the Agent is valid and currently in force and has been regularly performed by Seller and, to the Knowledge of Seller, by the Agent and, subject to the Agent's consent, is fully transferable to Purchaser.

         4.11.    Brokers.
                  -------

         No broker, finder or investment banker is entitled to any brokerage, finder's or other fee or commission in connection with this Agreement based upon arrangements made by or on behalf of Seller, that is or will become an Assumed Liability or will otherwise be payable by Purchaser.

         4.12     Reference Financial Sheet.
                  -------------------------

         The Reference Financial Sheet has been prepared on a pro-forma basis for the purposes of illustrating the assets and liabilities comprised in the Going Concern on a carve out basis. The

Reference Financial Sheet has been prepared applying the Accounting Principles on a consistent and good faith basis, and fairly and accurately presents the assets and liabilities and the financial position of the Going Concern as at the Reference Date.

         4.13     Related party Contracts
                  -----------------------

         None of the directors, executive officers, or employees of Seller, or any of its Affiliates is a party to an Assigned Contract by which any Asset is bound.

         4.14     Product Liability
                  -----------------

         There are not presently pending or to the Knowledge of Seller threatened in writing, any civil, criminal or administrative actions, claims, notices of violation, investigations or demand letters alleging that any Product manufactured distributed or sold by Seller is in any material respect dangerous or injurious to the customers' health or is illegal to supply or distribute.

         4.15     Absence of Changes
                  ------------------

         Except as set forth in Schedule 4.15, since the Reference Date, there has not been any Material Adverse Effect affecting the Going Concern, nor to the Knowledge of the Seller has there occurred any event or development which could reasonably be foreseen to result in such a Material Adverse Effect in the future. Since the Reference Date, the Seller has operated the Business solely in the ordinary course of business, and (b) the Seller has not, other than in the ordinary course of business, taken any of the following actions:

         (a)      acquired, sold, leased, encumbered or disposed of any assets;

         (b) created, incurred or assumed any debt for borrowed money or debt in respect of capital leases;

         (c) entered into, adopted or amended, other than as may have been necessary to comply with applicable Law or maintain any plan's qualified status, any employee benefit plan or any employment or severance agreement or arrangement or increased in any manner the compensation or fringe benefits of, or modified the employment terms of, its officers or employees, generally or individually, or paid any benefit not required by the terms of any existing employee benefit plan as in effect on the date hereof;

         (d) changed its accounting methods, principles or practices, or made any new elections with respect to taxes affecting the Business or the Going Concern;

         (e) sold, assigned, transferred, licensed or sublicensed any Intellectual Property;

         (f) entered into, amended, terminated, taken or omitted to take any action that would constitute a violation of or default under, or waived any rights under, any Assigned Contract;

         (g) entered into any written arrangement or contract that creates a Liability for in excess of (euro)10,000; or

         (h) agreed in writing or otherwise to take any of the foregoing actions.

         4.16     Undisclosed Liabilities.
                  -----------------------

         To the Seller's Knowledge there is no basis for any present or future action, suit, proceeding, hearing, investigation, charge, complaint, claim, or demand in relation to the Going Concern which may give rise to any Liabilities for the Purchaser over and above the Assumed Liabilities.

         4.17     Inventory.
                  ---------

         Since the Reference Date, no Inventory has been sold or disposed of other than sales effected in the ordinary course of business.

         4.18     Product Warranty.
                  ----------------

         To the Knowledge of Seller, each of the Products developed, manufactured, produced, licensed, sold, leased, or otherwise distributed or delivered by the Going Concern has been in conformity with all applicable contractual commitments and all statutory warranties, and Seller has not received any notice of any action, suit, proceeding, hearing, investigation, charge, complaint, claim, or demand against it giving rise to any Liabilities for replacement or repair thereof or other damages in connection therewith. None of the Products developed, manufactured, produced, licensed, sold, leased, or otherwise distributed or delivered by the Going Concern is subject to any guaranty, warranty, or other indemnity beyond the applicable standard terms and conditions of sale or lease used by Seller in the ordinary course of business and/or any applicable statutory warranty.

         4.19     Exclusivity of Representations.
                  ------------------------------

         (a) The representations and warranties made by Seller in this Agreement are in lieu of and are exclusive of all other representations and warranties, including without limitation any implied warranties regarding the Going Concern. Seller hereby disclaims - and expressly waives any right to enforce - any such other or implied representations or warranties, notwithstanding the delivery or disclosure to Purchaser or its respective officers, directors, employees, agents or representatives of any documentation or other information (including any financial projections or other supplemental data).

         (b) Purchaser acknowledges that the representations and warranties contained in Sections 4.2, 4.4, 4.5, 4.9 and 4.10 are the only representations and warranties being made with respect to (A) Taxes, (B) the Owned Property, (C) Intellectual Property, (D) compliance with or liability under Environmental Laws and (E) Labor, Employee and Agent Relations, respectively, or with respect to any environmental, health or safety, Intellectual Property, Employee, or Tax matter related in any way to the Business, the Going Concern or to this Agreement or its subject matter.

         4.20     Representations at Closing.
                  --------------------------

         All the foregoing representations and warranties are deemed to be fully confirmed at Closing with reference to Closing Date.

                                   ARTICLE V

                   REPRESENTATIONS AND WARRANTIES OF PURCHASER
                   -------------------------------------------

Purchaser hereby represents and warrants to Seller as follows:

         5.1      Authority; No Conflicts; Governmental Consents.
                  ----------------------------------------------

         (a) Purchaser is a limited liability company duly organized, validly existing and in good standing under the laws of The Netherlands. Purchaser has all necessary power and authority to enter into the Transaction Documents to which Purchaser is a party, to carry out its respective obligations thereunder and to consummate the transactions contemplated hereby. This Agreement has been duly authorized and executed by Purchaser, and (assuming due authorization, execution and delivery by the other parties thereto) constitute legal, valid and binding obligations of Purchaser, enforceable against Purchaser in accordance with their respective terms except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally.

         (b) Assuming all consents, approvals, authorizations and other actions described in Schedule 4.1(b) have been obtained and all filings and notifications listed in therein have been made, the execution, delivery and performance of this Agreement does not, and of the other Transaction Documents will not, and the consummation of the transactions contemplated hereby and compliance with the terms of the Transaction Documents will not, (i) violate or conflict with the organizational or governing documents of Purchaser, (ii) conflict with or violate any Law or Governmental Order applicable to Purchaser.

         (c) No consent, approval, license, permit, order or authorization of, or registration, declaration or filing with, or notification to, any Governmental Authority is required to be obtained or made by or with respect to Purchaser in connection with the execution and delivery of the Transaction Documents or the consummation of same.

         5.2      Brokers.
                  -------

No broker, finder or investment banker is entitled to any brokerage, finder's or other fee or commission in connection with this Agreement based upon arrangements made by or on behalf of Purchaser that is or will be payable by Seller.

         5.3      Litigation.
                  ----------

There are no (a) claims, actions, proceedings or investigations pending against Purchaser before any Governmental Authority or (b) Governmental Orders to which Purchaser is subject that, individually or in the aggregate, could prevent Purchaser from performing its material obligations under the Transaction Documents or prevent or materially delay the consummation of same.

         5.4      Purchaser's Diligence.
                  ---------------------

         In connection with its investigation of the Business or the Going Concern, Purchaser has received from Seller certain estimates, projections and other forecasts for the Business, and certain plan and budget information. Purchaser acknowledges that there are uncertainties inherent in attempting to make such estimates, projections, forecasts, plans and budgets, that it is familiar with such uncertainties, that except as expressly set forth in this Agreement, it is taking full responsibility for making its own evaluation of the adequacy and accuracy of all estimates, projections, forecasts, plans and budgets so furnished to it, and that with respect to any such estimates, projections forecasts plans and budgets that is not the subject of representation or warranty expressly set forth in this Agreement, will not assert any claim against Seller or any of its Affiliates or any of their respective directors, officers, employees, agents, stockholders, consultants, investment bankers, accountants or representatives, or hold Seller or any such persons liable with respect thereto. Accordingly, Purchaser expressly acknowledges that Seller makes no representation or warranty with respect to any estimates, projections, forecasts, plans or budgets referred to in this Section 5.4 and/or any similar document or information.

         5.5      Representations at Closing.
                  --------------------------

         All the foregoing representations and warranties are deemed to be fully confirmed at Closing with reference to Closing Date and are deemed to be given also by the Person designated by Purchaser to purchase the Going Concern pursuant to Section 11.1 below.


                                   ARTICLE VI

                               COVENANTS OF SELLER
                               -------------------


Seller covenants and agrees as follows:

         6.1      Access to Information
                  ---------------------

         Subject to the provisions of Section 7.1, from the date hereof until the Closing Date, upon reasonable notice, Seller shall, and shall cause each of its officers, directors, employees, agents, accountants and counsel to afford the officers, employees and authorized agents, accountants, counsel, and representatives of Purchaser reasonable access, during normal business hours and upon reasonable notice, to the offices, properties, plants, other facilities, books and records of the Going Concern; provided, however, that (i) such access
                                        --------   -------
does not disrupt the normal operations of the Business, (ii) Seller is under no obligation to disclose to Purchaser any information, the disclosure of which is restricted by Contract or Law, except in strict compliance with the applicable Contract or applicable Law and (iii) Seller is under no obligation to disclose to Purchaser any information as to which the attorney-client privilege may be available; and provided, further, that Seller shall not be required to furnish
                --------   -------
any information which requires Seller to incur any unreasonable out-of-pocket cost or expense unless or until Purchaser enters into arrangements reasonably satisfactory to Seller pursuant to which Purchaser will bear such cost or expense.

         6.2      Ordinary Conduct
                  ----------------

         Except as expressly contemplated by this Agreement or as expressly set forth on Schedule 6.2, or except as specifically required by the terms of any Contract referenced on any Schedule hereto, from the date hereof to the Closing (the "Interim Period"), Seller covenants and agrees, unless Purchaser shall otherwise agree in writing (such agreement not to be unreasonably withheld or delayed):

         (a) to cause the operations of the Business to be conducted in all material respects in the ordinary course and consistent with past practice; and

         (b) that it will not take any of the following actions, except as expressly contemplated by this Agreement:

                  (i) sell, assign, transfer, lease or otherwise dispose of or agree to sell, assign, transfer, lease or otherwise dispose of any of the real properties of the Going Concern;

                  (ii) make any change in the Accounting Principles or in any other method of accounting or accounting practice or policy used by the Business other than changes that are required by IFRS;

                  (iii) except in the ordinary course of business consistent with past practice, enter into any agreement, arrangement or transaction with any Affiliate of Seller with respect to the Business or the Going Concern other than as expressly contemplated by the Transaction Documents;

                  (iv) grant to any Employee any increase in compensation or benefits, with the exception of the increases already granted as of April 1, 2007, as indicated in Schedule 1.1.A and/or as required under compulsory provisions of Law and/or of applicable collective bargaining agreements;

                  (v) hire the employment of any Employee except if necessary to replace a resigning Employee or in the ordinary course of business and consistent with past practice;

                  (vi) assume any commitment that, in the aggregate, are in excess of (euro) 250,000.

         Notwithstanding anything herein to the contrary, if, during the Interim Period, Seller intends to take, in respect of the Going Concern, any of the actions referred to in Paragraphs (a) and/or (b) preceding, Seller shall notify in writing Purchaser's designated representative, Mr. Frank Fitzpatrick (the "Designated Representative") at the address of Purchaser indicated in Section
11.05 below. The Designated Representative so notified shall convey to Seller Purchaser's decision to approve or not to approve of Seller's intention to take any of such actions within five (5) Business Days of receipt of such notification, it being understood that, should the Designated Representative so notified fail to reply in writing within such deadlines, the proposed action shall be considered as approved by Purchaser.

         6.3      Confidential Information.
                  ------------------------

For a period of 4 (four) years after the Closing, Seller will hold, and will use its reasonable efforts to cause its officers, directors, employees, accountants, counsel, consultants, advisors and agents ("Representatives") to hold, in
                                                 ---------------
confidence, unless compelled to disclose by any applicable Law or Governmental Order, all confidential documents and information concerning the Business or the Going Concern (and will not use such confidential information for its own benefit or for the benefit of any other person), except to the extent that such information is (a) in the public domain through no fault of Seller or any of its Representatives or (b) later lawfully acquired by Seller on a non-confidential basis. The obligation of Seller to hold any such information in confidence shall be satisfied if it exercises the same care with respect to such information as Seller would take to preserve the confidentiality of its own similar information.

         6.4      Non-Competition; Non-Solicitation.
                  ---------------------------------

         (a) For a period of 2 (two) years after the  Closing  (the  "Restricted
                                                                      ----------
Period"), Seller shall not, and will cause all members of Seller Group not to, engage, directly or indirectly, in any business that develops, manufactures or markets the Products (the "Competing Service") in any country or territory in
                             ------------------
the world (the  "Territory");  provided that,  the foregoing  shall not prohibit
                 ---------     -------- ----
Seller or members of Seller Group from (i) acquiring, directly or indirectly, securities listed on any securities exchange or market system or traded actively in any recognized over-the-counter market of any Person that provides the Competing Service in the Territory, provided that Seller and its Affiliates do not, in the aggregate, own directly or indirectly more than 5% of the outstanding voting power or capital stock of such Person; (ii) undertaking a Competing Service with respect to any of the Products after such time as
Purchaser no longer carries on the Competing Service with respect to such Product; (iii) acquiring a company or a business having not more than five per cent (5%) of its gross turnover in its last fiscal year attributable to the Competing Service; or (iv) performing any Contract whose obligations are not assumed by Purchaser in connection with the purchase of the Going Concern; and further provided that, the foregoing shall not prohibit the sale and purchase of
---------------------
the Products within Seller Group during the Restricted Period. Notwithstanding any of the foregoing, this Section 6.4 shall not prohibit any Person (or its Affiliates) that acquires Seller or any member of Seller Group from providing the Competing Service.

         (b) Purchaser expressly acknowledges to be fully aware of the fact that one of Seller's Affiliates carries out in Yixing, China, activities comparable to the Business; in connection with the foregoing, the Parties expressly acknowledge and agree that (i) the non-competition obligations under letter (a) above do not apply with respect to the aforementioned activities and (ii) for the Restricted Period, Seller shall not, and will cause all members of Seller Group not to solicit any customer of the Business listed on Schedule 6.4(b).

         (c) During the Restricted Period, no member of Seller Group shall solicit for employment or hire any Employee. This restriction shall not apply to any solicitation directed to the public in general.

         6.5      Intercompany Agreements
                  -----------------------

Seller covenants and agrees that, except as provided for in Schedule 6.5, or otherwise agreed to by the parties, all agreements and arrangements relating to the Business or the Going Concern conducted prior to the Closing Date between Seller and any of its Affiliates, shall be cancelled and terminated prior to or on the Closing Date to the extent related to the Business conducted prior to the Closing Date, without any further action on the part of any party to such agreement or arrangement, and Purchaser shall have no liability or obligation with respect thereto.

         6.6      Interest in Ecolombardia
                  ------------------------

         (a) Seller undertakes to carry out, as promptly as practicable after the date hereof, any and all actions reasonably necessary for transferring to Purchaser an interest in the share capital of Ecolombardia 4 S.p.A.
("Ecolombardia")  in  order  for  Purchaser  to be able to avail  itself  of the
  ------------
services provided by same company to its shareholders and, for this purpose, for obtaining the prior consent of the majority of the shareholders which is necessary, pursuant to Section 6 of the by-laws of Ecolombardia, for said transfer to be effective.

         (b) The percentage interest in the capital of Ecolombardia to be transferred to Purchaser shall be equal to 0.214% of the total capital of Ecolombardia.

         (c) If the required consent to transfer the interest in Ecolombardia referred to in Section 6.6(b) is not obtained on or prior to the Closing Date, the parties shall proceed with the Closing, provided however that, to the maximum extent permitted by law and by Ecolombardia's by-laws and corporate resolutions and as part of the Transitional Services Agreement, Seller shall assign to Purchaser the right to utilize Ecolombardia's services, as currently provided, with respect to the Business, it being understood and agreed that Purchaser shall be solely responsible for compliance with all technical parameters and other requirements provided for by Law and Ecolombardia's by-laws and corporate resolutions or, in any event, requested by Ecolombardia, for utilizing Ecolombardia's services with respect to the Business, and shall indemnify Seller and hold same harmless, from and against any and all losses, costs, damages, claims and liabilities connected with, or deriving from, failure by Purchaser to meet said parameters and/or requirements.


         6.7      Interest in San Giulio
                  ----------------------

         (a) Seller undertakes to use its best efforts to see to it that, as promptly as practicable after the date hereof, Purchaser may become a member of the consortium San Giulio S.C.r.l. ("San Giulio") in order for Purchaser to be
                                       ----------
able to avail itself of the utilities provided by AEM to the members of the consortium at favourable conditions.

         (b) If Purchaser does not become member of San Giulio on or prior to the Closing Date, the parties shall proceed with the Closing, provided however that, to the maximum extent permitted by law and contractual arrangements in force and as part of the Transitional Services Agreement, Seller shall assign to Purchaser the right to avail itself of the utilities as currently provided by AEM with respect to the Business, it being understood and agreed that Purchaser shall be solely responsible for compliance with all technical parameters and other requirements provided for by Law and contractual arrangements in force or, in any event, requested by San Giulio and/or AEM, for utilizing the utilities provided by AEM with respect to the Business, and shall indemnify Seller and hold same harmless, from and against any and all losses, costs, damages, claims and liabilities connected with, or deriving from, failure by Purchaser to meet said parameters and/or requirements.

         6.8      Tax Matters.
                  -----------

         (a) Seller shall request as soon as practicable after, and in any case not later than thirty (30) Business Days from Closing at its own cost from the relevant Tax office the certificate provided for by Article 14 of Legislative Decree no. 472 of December 17, 1997 in respect of any liability for Tax (whether direct or indirect) on the Going Concern or with respect to the Business (the "Tax Certificate").
 ---------------

         (b) Seller shall be liable for and shall indemnify, defend and hold harmless Purchaser from any and all liabilities for Taxes which may be indicated in the Tax Certificate in relation to the Going Concern or with respect to the Business.

                                  ARTICLE VII

                             COVENANTS OF PURCHASER
                             ----------------------

Purchaser covenants and agrees as follows:

         7.1      Confidentiality.
                  ---------------

Purchaser acknowledges that the information being provided to it by Seller is subject to the terms of an existing confidentiality agreement dated February 8, 2006, as amended (the "Confidentiality Agreement"), the terms of which are
                           --------------------------
incorporated herein by reference, and the parties hereto agree to honor such terms as though they were a party thereto. Effective upon, and only upon, the Closing, the Confidentiality Agreement will terminate; provided, however, that
                                                        --------   -------
Purchaser acknowledges that the Confidentiality Agreement will terminate only with respect to information relating solely to the Business or the Going Concern; and provided, further, however, that Purchaser acknowledges that any
             --------   -------   -------
and all other information provided to it by Seller or Seller's representatives concerning Seller shall remain subject to the terms and conditions of the Confidentiality Agreement after the date of the Closing.

         7.2      Use of Seller Name.
                  ------------------

Notwithstanding  any other  provision  of this  Agreement  to the  contrary,  no interest  in or  right  to  use  the  name  "Akzo"  and/or  "Nobel"  and/or  any combination or abbreviation thereof or any name or lettering which is confusingly similar thereto or any other corporate name of Seller or its Affiliates or any domain name, logo, trademark, service mark or trade name or any derivation thereof of Seller or its Affiliates with respect to, or associated with, the foregoing or their businesses (collectively, the "Retained
                                                                        --------
Names and Marks") is being transferred to Purchaser pursuant to the Transactions
---------------
Documents, and the use of any Retained Names and Marks in connection with the Business or the Going Concern shall cease as of the Closing Date. Purchaser, on or promptly following the Closing Date - and in no event later than ninety (90) days from Closing - will remove or obliterate all the Retained Names and Marks from its signs, purchase orders, invoices, sales orders, labels, letterheads, shipping documents, and other items and materials of the Going Concern and otherwise, and not put into use after the Closing Date any such items and materials not in existence on the Closing Date that bear any Retained Name or Mark or any name, mark or logo similar thereto.

         7.3      Non-Business Receivables.
                  ------------------------

After the Closing Date, promptly following receipt of proceeds from any right, interest, claim or other asset of Seller or any of its Affiliates that is not included in the Assets, Purchaser agrees to promptly forward to Seller or Seller's Affiliate, as applicable, any and all such proceeds that are received by Purchaser after the Closing Date.

         7.4      Non-Solicitation.
                  ----------------

During the Restricted Period, neither Purchaser nor any of its Affiliates shall hire for employment any person employed by Seller or any of its Affiliates with whom Purchaser or any of its Affiliates has had contact with, or with whom such Persons become aware of, in connection with this Agreement, including their investigation of the Business or the Going Concern; provided, that this covenant
                                                    --------
shall not be deemed breached if any such employee is hired after responding to a general employment solicitation by Purchaser or any of its Affiliates or due to the employment of any Employee by Purchaser or its Subsidiaries.

         7.5      Insurance.
                  ---------

         (a) As of the Closing Date, all coverage with respect to the Business and/or the Going Concern under the insurance policies for all claims made after the Closing Date and regardless if they arise from an event, occurrence or accident before or after the Closing Date shall be cancelled and terminated.

         (b) Purchaser himself is responsible to arrange and maintain, effective as of the Closing Date, all insurance in respect of risks which are normally insured against by companies carrying on similar businesses or owning assets of a similar nature.

         (c) For all claims made after the Closing Date and regardless if they are arising from an event, occurrence or accident occurring before or after the Closing Date in reliance upon any of the insurance policies, there shall be no right to recover any amounts in respect thereof from any of Seller Group's insurers.


                                  ARTICLE VIII

                                MUTUAL COVENANTS
                                ----------------

Each of Seller and Purchaser covenant and agree as follows:

         8.1      Required Filings; Permits; Novations and Consents.
                  -------------------------------------------------

As promptly as practicable after the date hereof, Purchaser and Seller shall make all required filings with any Governmental Authority and other regulatory authorities, including, without limitation, under the antitrust laws of any applicable jurisdiction (the "Antitrust Laws"), and use their reasonable best
                               ---------------
efforts to (i) obtain all permits, approvals, authorizations and consents of all Persons, required to consummate the transactions contemplated hereby, and (ii) to effect, to the extent possible, the transfer of all Environmental Permits or, where appropriate, to obtain new Environmental Permits containing substantially the same terms and conditions as are currently in effect in the existing Environmental Permits. Purchaser and Seller shall furnish promptly to each other all information that is not otherwise available to the other party and that such party may reasonably request in connection with any such filings or notices. Seller and Purchaser shall promptly furnish the other with copies of notices or other communications received by them from any Governmental Authority with respect to the transactions contemplated hereby.

         8.2      Reasonable Best Efforts.
                  -----------------------

Subject to the terms and conditions of this Agreement, each party hereto will use its reasonable best efforts to take, or cause to be taken, all appropriate actions, and to do, or cause to be done, all things necessary, proper or advisable under applicable Laws, and execute and deliver such documents and other papers, as may be required to carry out the provisions of this Agreement. Seller and Purchaser will promptly notify the other after learning of the occurrence of any event or circumstance that would reasonably be expected to cause any condition to Closing not to be satisfied or be delayed.

       8.3        Publicity.
                  ---------

Seller and Purchaser agree that, from the date hereof through the Closing Date, no public release or announcement concerning this Agreement shall be issued without the prior consent of each party (which consent shall not be unreasonably withheld or delayed), except as such release or announcement may be required by any Law, in which case the party required to make the release or announcement shall allow the other party reasonable time to comment on such release or announcement in advance of such issuance.

         8.4      Cooperation and collection of accounts receivable.
                  --------------------------------------------------

Purchaser and Seller shall cooperate with each other and shall cause their officers, employees, agents, auditors and representatives to cooperate with each other after the Closing to ensure the orderly transition of the Going Concern to Purchaser and to minimize any disruption to the same. Purchaser and Seller shall cooperate with each other and shall cause their officers, employees, agents, auditors and representatives to cooperate with each other after the Closing to ensure the collection of the excluded accounts receivable by Seller and to minimize any disruption to the same. Neither party shall be required by this
Section 8.4 to take any action that would unreasonably interfere with the conduct of its business.

         8.5      Records.
                  -------

         (a) Purchaser and Seller shall use their respective best efforts to complete any and all assignments of the trademarks, domain names and patents assigned under the Registered IP Master Assignment Agreements of Exhibit G within 6 months after Closing. As of Closing Purchaser shall prepare and shall take on its own responsibility and on its own costs all such further steps and all such further documents as Purchaser may reasonably require for the purpose of vesting in the full legal ownership of said trademarks and domain names and for the purpose of effecting the recording thereof (where appropriate), at trademark and similar registries around the world. At the request and at the expense of Purchaser, Seller shall arrange for appropriate signatures on such documents and, if so needed, legalization thereof.

         (b) Seller shall maintain and prosecute patents, trademarks or domain names used in relation to the Business or the Going Concern until such are assigned to Purchaser. Seller shall for a period of 12 months following Closing promptly supply Purchaser with all notices received by Seller that concern the intellectual property transferred to Purchaser in compliance herewith.

         (c) Seller shall pay all maintenance or other fees which are due on or prior to Closing and are required to be paid in any country in connection with the Intellectual Property in order to retain the same in force and effect.

         Purchaser shall have the right to legally pursue any infringements of Intellectual Property rights that have occurred prior to Closing and still have an impact on the Going Concern after the Closing, it being understood that Seller shall provide Purchaser with any information, document or statement reasonably required by Purchaser to enforce said right.

         (d) On the Closing Date, Seller, at Seller's cost, shall deliver or cause to be delivered to Purchaser all Records that are material to and relate exclusively to the Business or the Going Concern (to the extent not then in the possession of Purchaser), except any Records relating to Excluded Assets or Excluded Liabilities (including, without limitation, to Seller's Tax liability or to any litigation or claim not assumed by Purchaser hereunder).

         (e) For a period of ten (10) years after the Closing,  Purchaser  shall
(i) retain the Records relating to periods prior to the Closing in a manner reasonably consistent with the prior practices of the Business, (ii) upon reasonable notice, afford the officers, employees, authorized agents, accountants, counsel and representatives of Seller reasonable access (including the right to make, at such party's expense, photocopies), during normal business hours, to such books and records, (iii) upon reasonable notice, furnish to the officers, employees, authorized agents, accountants, counsel and representatives of Seller, such additional financial and other information regarding the Business or the Going Concern as such party may from time to time reasonably request and (iv) upon reasonable notice, make available to Seller the employees of the Business and any successors whose assistance, testimony or presence is necessary to assist such party in evaluating any such claims and in defending such claims, including the presence of such persons as witnesses in hearings or trials for such purposes.


         8.6      Foreign Employees
                  -----------------

         8.6.1    Employment with Purchaser
                  -------------------------

         (a) Promptly after the date hereof, Purchaser agrees to offer to each of the Foreign Employees employment as of the Closing Date on substantially the same terms and conditions which the Foreign Employees are employed with Seller's Affiliates, including recognition of continuing service.

         (b) Seller will use its reasonable efforts to encourage the Foreign Employees to accept reasonable offers of Purchaser for employment, it being understood and agreed that Seller shall have no obligation to cause the Foreign Employee to accept Purchaser's offer under subsection (a) above or to otherwise transfer the Foreign Employee to Purchaser.

         8.6.2    Secondment to Purchaser
                  -----------------------

         (a) If a Foreign Employee gives written notification to either Seller or Purchaser that he or she is declining Purchaser's offer under Section 8.7.1(a) for employment with Purchaser following Closing or if no agreement for employment is reached between Purchaser and a Foreign Employee prior to the Closing Date, upon Purchaser's written request to Seller, Seller agrees to offer to continue such Foreign Employee's employment with the Affiliate then employing such Foreign Employee for a period of up to the first anniversary of the Closing Date (the "Secondment Period"). The Foreign Employee would then be seconded for
           -----------------
the Secondment Period to Purchaser upon such terms and conditions as shall be agreed to by the Foreign Employee, Seller and Purchaser. If no agreement is reached between the Foreign Employee, Seller and Purchaser or if the Foreign Employee otherwise refuses to accept Seller's offer under this subsection (a), Seller shall have no further obligation pursuant to this Section 8 with respect to the Foreign Employee.

         (b) Purchaser agrees to reimburse or cause to be reimbursed (or pay directly at Seller's option) the full value of the seconded Foreign Employee costs for the Secondment Period, which shall include, without limitation, salary, bonus, benefits (and overhead costs as determined by Seller, if any).

         8.7      Foreign Agents/Distributors; assignment to Purchaser
                  ----------------------------------------------------

         (a) Promptly after the date hereof, Purchaser agrees to consider to offer to the Foreign Agents/Distributors of its choice to replace, as principal, Seller's Affiliate in the relevant agency/distribution agreement effectively as of the Closing Date.

         (b) Seller will use its reasonable best efforts to encourage the Foreign Agents/Distributors to accept Purchaser's offer under (a) above, if any.


                                   ARTICLE IX

                                EMPLOYEE MATTERS
                                ----------------

         9.1      Purchaser's Obligations from and after the Closing
                  --------------------------------------------------

The Parties acknowledge to each other that, under Italian law, Purchaser shall be responsible for and shall fully indemnify and keep indemnified Seller, its Affiliates and their respective employees, directors, independent contractors and agents from and against any and all amounts due to the Employees from and after the Closing Date. In addition, Purchaser shall be responsible for and shall fully indemnify and keep harmless Seller, its Affiliates and their respective employees, directors, independent contractors and other agents from and against any and all Liabilities arising out of or in connection with:

         (a) any change in the working conditions of any Employee occurring from and after the Closing Date;

         (b) the change of employer occurring by virtue of this Agreement and applicable Law; and

         (c) any act or omission of Purchaser or their respective employees, directors, independent contractors and other agents in relation to any Employee from and after the Closing Date.

         9.2      TFR and Other payables relating to Employees.
                  --------------------------------------------

The Parties expressly acknowledge and agree that, to the extent permitted by law and within the frame of the Union Consultation Procedure, Seller will do its best effort to pay out the TFR and any other payables relating to Employees as at the Closing Date and will deliver to Purchaser appropriate receipts thereof signed for acknowledgement by the relevant Employee. Notwithstanding the above, the Parties expressly agree that Purchaser is solely responsible for the TFR and the other payables relating to Employees up to the Closing Date which could not be paid out by Seller and are, therefore, to be included among the Assumed Liabilities and shall fully indemnify and keep harmless Seller from and against any and all claims arising out of or in connection therewith. In the event that an Employee is discharged by Purchaser or any of its Affiliates on or after the Closing Date, Purchaser shall be responsible for severance costs for such Employee. Purchaser shall be responsible and assume all liability for all notices or payments due to any Employee, and all notices, payments, fines or assessments due to any Governmental Authority, under any applicable Law, in each case with respect to the employment, discharge or layoff of Employees by Purchaser on or after the Closing Date.

         9.3      Notification of Transfer.
                  ------------------------

Without  prejudice to the  representations  and warranties  contained in Article
4.10 herein, Purchaser shall notify Seller within thirty days after becoming aware of any claim of any employee of Seller who is not an Employee (a "Non-Transferred Employee") that his/her contract of employment has been
 -------------------------
transferred from Seller to Purchaser pursuant to the European Directive on Transfer of Undertakings or its equivalent under Italian law. Seller shall immediately inform this Non-Transferred Employee that he or she is still employed by Seller.


                                   ARTICLE X

                                 INDEMNIFICATION
                                 ---------------

         10.1     Survival.
                  --------

         (a) The representations and warranties of Seller contained in this Agreement shall survive the Closing and (i) in respect of the representations and warranties made by Seller in Section 4.2 (Taxes), shall terminate, in respect of a Tax, 30 (thirty) days after the statute of limitations period for an assessment or reassessment of such Tax under applicable Law expires; (ii) in respect of Sections 4.1(a) (Authority), 4.3(a) (Title), and 4.11 (Brokers), shall survive indefinitely; (iii) in respect of Section 4.9 (Environmental Matters), shall survive until the fourth anniversary of the Closing Date unless Purchaser, directly or indirectly, also through a share deal, transfers, sells, assigns, contributes or otherwise disposes of, in whole or in part, the Business or the Going Concern prior to the fourth anniversary of the Closing Date, in which case shall survive until the day on which said transfer, sale, contribution or disposal first becomes effective (but, in any event, shall be subject to the applicable limitation set forth in Section 10.3(b)); (iv) in respect of all other representations and warranties made by Seller, shall terminate on the date which is eighteen (18) months from the Closing Date.

         (b) The representations and warranties of Purchaser contained in this Agreement (i) in respect of Sections 5.1(a) (Authority), 5.2 (Brokers) and 5.4
(Purchaser's Diligence) shall survive indefinitely and (ii) all other representations and warranties made by Purchaser shall survive the Closing for a period of twenty-four (24) months from the Closing Date.

         (c) The covenants and agreements of each party contained in this Agreement (including this Article X) shall survive for the period specified therein, and if not specified, indefinitely.

         10.2     Indemnification by Seller.
                  -------------------------

Seller agrees from and after the Closing, subject to the other terms and conditions of this Agreement, to indemnify and defend Purchaser and hold it harmless from and against any and all losses, damages, costs and expenses (including reasonable attorneys' fees and expenses) (hereinafter a "Loss")
                                                                          ----
actually suffered or incurred by them, arising out of or resulting from:

         (a) the breach of any representation or warranty made by Seller herein (including the Tax Certificate delivered pursuant to Section 6.8 hereto), or

         (b) any Excluded Liability (including the failure by Seller to pay, perform or otherwise discharge any Excluded Liability in accordance with its terms).

         10.3     Limits on Indemnification.
                  -------------------------

         (a) Notwithstanding anything to the contrary contained in this Agreement, Seller shall be required to indemnify, defend or hold Purchaser harmless against or reimburse Purchaser for any Loss pursuant to Section 10.2 only if (i) Purchaser shall have notified Seller in writing in accordance with
-------
Section 10.5 within the applicable survival period, if any, set forth in Section 10.1, (ii) such Loss exceeds (euro) 10,000 (the "De Minimis Amount") (nor shall
                                                 ------------------
losses below (euro) 10,000 be considered for purposes of calculating the (euro) 150,000 basket provided for in point (iii) below for determining the aggregate amount of Purchaser's Losses under Section 10.2), and (iii) the aggregate of all of Purchaser's Losses under Section 10.2 exceeds (euro) 150,000 (the "Indemnification Deductible") (in which event Seller shall be liable only for
 ---------------------------
the amount of the Losses  exceeding the  Indemnification  Deductible);  provided
                                                                        --------
however,  that in no event shall the  aggregate  liability  of Seller  exceed an
-------
amount equal to (euro) 1,000,000.

         (b) Notwithstanding anything to the contrary contained in this Agreement, Seller shall not be required to indemnify, defend or hold Purchaser harmless against or reimburse Purchaser for any Losses pursuant to Section 10.2 to the extent that compensation for such Losses was made through the purchase price adjustment procedures set forth in Section 2.4.

         (c) The amount of any Loss for which indemnification is provided under this Article X shall be reduced by any amounts that Purchaser has recovered under any insurance policies or by any third party, it being agreed and understood that Purchaser has the duty to timely take and efficiently and diligently carry on any and all actions necessary or opportune in order to minimize Seller's liability under this Article X.

          (d) Each party agrees that it will not seek indirect, or consequential damages (including loss of profits) as to any matter under, relating to or arising out of this Agreement.

         10.4     Procedures Relating to Indemnification
                  --------------------------------------

         (a) Whenever Purchaser becomes aware of the occurrence of any event which could give rise to the liability of Seller pursuant to Section 10.2 or otherwise under this Agreement (an "Indemnification Event"), Purchaser shall
                                      ----------------------
give written notice to Seller within and no later than forty-five (45) Business Days from the date of awareness of such Indemnification Event providing information thereon, including whether the Indemnification Event arises as a result of a claim by a third person against Purchaser (a "Third party Claim"),
                                                            -----------------
or a claim by  Purchaser  against  Seller  under  Section 10.2 hereof (a "Direct
                                                                          ------
Claim") and specifying, if known, to Seller, the amounts the payment of which is
-----
requested in connection therewith; it being understood that failure to give such
                                   ------------------------
notification within the above deadline will result in the indemnification right to be forfeited. Thereafter, Purchaser shall deliver to Seller, within five (5) Business Days after Purchaser's receipt thereof, copies of all notices and documents (including court papers) received by Purchaser relating to the Third-party Claim.

         (b) If a Third-party Claim is made against Purchaser, Seller will be entitled to participate, and, to the maximum extent permitted by law, join, at its cost, by counsel or counsels of its choosing and reasonably satisfactory to Purchaser, in the defense of any Third-party Claim.

         Purchaser shall properly and diligently defend against any Third-party Claim in order to reduce and mitigate the indemnity obligations of Seller and shall refrain from taking any action which could prejudice the defense of Seller's interest hereunder.

         Purchaser shall not make or accept any settlement of any Third-party Claim, nor shall make acquiescence thereto, without the prior written consent of Seller, which consent shall not be withheld without reasonable justification.

         If any firm offer is made by the claimant of a Third-party Claim to Purchaser to settle any matter giving rise to Seller's liability under this
Article X which Seller, but not Purchaser, is willing to accept, Purchaser shall be free not to enter into such settlement and to commence or continue litigation, at its own expense, but Seller's responsibility under this Article X shall be limited to the amount of the proposed settlement.

         (c) With respect to any Direct Claim, following receipt of a notice from Purchaser of the Indemnification Event within the term specified in clause
(a) of this Section 10.4, Seller shall have twenty (20) Business Days to make investigations of the Indemnification Event. On or prior to the expiration of such twenty (20) Business Day term, if the parties agree in writing upon the validity and amount of such Direct Claim, Seller shall pay to Purchaser the amount agreed for the Indemnification Event by wire transfer of immediately available funds to Purchaser's bank account specified in writing to Seller to be delivered within the 10 (ten) Business Days thereafter, provided that, in the event the parties are unable to reach an agreement on such Direct Claim, such matter may be submitted to arbitration pursuant to Section 11.11 hereof at the request of any party.

         10.5     Exclusive Remedies.
                  ------------------

Anything herein to the contrary notwithstanding, no breach of any representation, warranty, covenant or agreement contained herein shall give rise to any right on the part of any party, after the Closing, to rescind this Agreement, including any Transaction Documents, except for fraud or willful breach. Each party acknowledges and agrees that its sole and exclusive remedy following the Closing Date with respect to any and all claims relating to this Agreement, shall be pursuant to the indemnification provisions set forth in this
Article X. In furtherance of the foregoing, each party waives, from and after the Closing Date, to the fullest extent permitted by applicable Law, any and all rights, claims and causes of action (other than claims of, or causes of action arising from fraud, willful breach, and other than actions for specific performance of this Agreement), it or any of its Affiliates (including, from and after the Closing, Seller) may have against the other (and its Affiliates) arising under any Law (except pursuant to the indemnification provisions set forth in this Article X).

         10.6     Purchaser Acknowledgment.
                  ------------------------

Purchaser acknowledges and agrees that, (a) other than the representations and warranties of Seller specifically contained in this Agreement, there are no representations or warranties of Seller either expressed or implied with respect to Seller, the Business or the transactions contemplated hereby; (b) it is reasonable for Purchaser to rely solely on the representations or warranties of Seller specifically contained in this Agreement; (c) none of Purchaser or any of its Affiliates are affiliated with, related to, or have a fiduciary relationship with, Seller or any of its Affiliates; (d) it shall have a right to indemnification solely as provided in Article X hereof; and (e) (except as set forth in Section 11.1) no third party is entitled to rely on or is otherwise intended to be a beneficiary of any representation made on or behalf of Seller in or pursuant to this Agreement, or any of the statements or information contained herein or in any Exhibit or Schedule hereto or otherwise furnished or made available to Purchaser or any of its directors, officers, employees, agents, stockholders, affiliates, consultants, legal counsel, accountants, investment bankers or potential or actual sources of financing; and (f) in no way Purchaser may seek indemnification for one and the same event by claiming the breach of more than one representation or warranty contained in Article IV.

         10.7     Indemnification by Purchaser.
                  ----------------------------

Purchaser shall assume, duly and punctually pay, satisfy, discharge, perform or fulfill all obligations and liabilities in connection with the Going Concern (i) included in the Going Concern in conformity with Section 2.2 or (ii) arising or accruing after the Closing Date in respect of any act, fact or occurrence subsequent thereto in relation to the Business transferred with the Going Concern (altogether the "Purchaser's Assumed Liabilities"). Purchaser shall
                           ---------------------------------
indemnify Seller or any Affiliate of Seller against all Losses suffered or incurred by Seller or any Affiliate of Seller from time to time by reason of or in connection with (i) Purchaser's Assumed Liabilities; (ii) any inaccuracy of any representation given or any warranty made by Purchaser in this Agreement;
(iii) any breach by Purchaser of any covenant or obligation of Purchaser in this Agreement. To Purchaser's indemnification obligations set forth in this Section
10.7 the provisions of Section 10.4 above shall apply, to the maximum possible extent, mutatis mutandis.


                                   ARTICLE XI

                               GENERAL PROVISIONS

         11.1     Assignment
                  ----------

Purchaser shall have the right to designate one or more Person(s) to purchase, acquire and accept from Purchaser the Going Concern, and pay to Purchaser the Final Purchase Price, provided that such designation is made in accordance with the following provisions:

         (i) anything in Article 1403 of the Italian Civil Code to the contrary notwithstanding, each designation will be sufficiently made if notified in writing to Seller together with the written acceptance of the Person(s) so designated;

         (ii) any designation pursuant hereto shall be notified to Seller (under penalty of forfeiture) not later than the Closing Date;

         (iii) each designee will be an Affiliate of Purchaser;

         (iv) Purchaser will remain jointly and severally liable with any Person(s) designated pursuant to this Section 11.1 in respect of the punctual and exact performance by such Person(s) of the duties and obligations arising under or in connection with this Agreement.


         11.2     No Third-party Beneficiaries.
                  ----------------------------

This Agreement is for the sole benefit of the parties hereto and their permitted assigns and nothing herein expressed or implied shall give or be construed to give to any person or entity, other than the parties hereto and such assigns, any legal or equitable rights hereunder.

         11.3     Expenses.
                  --------

Whether or not this Agreement is consummated, and except as otherwise provided in Sections 2.5, 3.1 and 3.2, or elsewhere in this Agreement, all fees, costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such fees, costs or expenses.

         11.4     Amendments.
                  ----------

No amendment to this Agreement shall be effective unless it shall be in writing and signed by the parties hereto.

         11.5     Notices.
                  -------

All notices or other communications required or permitted to be given hereunder shall be in writing and shall be delivered by hand or telecopy (which is confirmed), or sent, postage prepaid, by registered, certified (return receipt requested) or express mail, or reputable overnight courier service (providing proof of delivery) and shall be deemed given when so delivered by hand, or telecopied, or if mailed, three days after mailing (one Business Day in the case of express mail or overnight courier service), to the parties at the following addresses (or at such other address for a party specified by like notice, provided that notice of a change of address shall be effective only upon receipt thereof) as follows:

         (i)      if to Purchaser, to:
                  -------------------
                  Balchem BV
                  c/o Balchem Corporation
                  52 Sunrise Park Road P.O. Box 600
                  New Hampton, New York 10958 (USA)
                  Attention:  General Counsel
                  Telephone: 001. 8453265600
                  Facsimile:  001. 8453265702

                  with a copy to (which shall not constitute notice):

                  Avv. Francesco Abbozzo-Franzi
                  Foro Buonaparte,  70
                  20121 Milan
                  Facsimile: +39 026570013


         (ii)     if to Seller, to:
                  ----------------

                  Akzo Nobel Chemicals S.p.A
                  c/o Akzo Nobel N.V.
                  Velperweg 76, PO Box 9300
                  6800 SB Arnhem
                  The Netherlands
                  Attention:  General Counsel
                  Telephone:  +31 263662730
                  Facsimile:  +31 263663240
                  with a copy to (which shall not constitute notice):

                  Avv. Marco G. Brescia/Avv. Giampiero Miccoli Studio Legale Montanari Brescia e Associati
                  Via  Ciovasso,  4 - 20121 Milan
                  Facsimile: +39 0232115252.

         11.6     Interpretation; Exhibits and Schedules.
                  --------------------------------------

The headings contained in this Agreement, in any Exhibit or Schedule hereto and in the table of contents to this Agreement, are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. All Exhibits and Schedules annexed hereto or referred to herein are hereby incorporated in and made a part of this Agreement as if set forth in full herein. Any item disclosed in connection with any specific provisions of this Agreement shall be deemed to have been disclosed also in response to any other provisions in respect of which such disclosure may be relevant or appropriate. Any capitalized terms used in any Schedule or Exhibit, but not otherwise defined therein, shall have the meaning as defined in this Agreement.

         11.7     Counterparts.
                  ------------

This Agreement may be executed in counterparts, all of which shall be considered one and the same agreement, and shall become effective when such counterparts have been signed by each of the parties and delivered to the other party.

         11.8     Severability.
                  ------------

If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any Law or public policy, all other terms and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of provisions herein contained is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner in order that the transactions contemplated hereby are consummated as originally contemplated to the greatest extent possible.

         11.9     Waiver of Compliance; Consents.
                  ------------------------------

Except as otherwise provided in this Agreement, any failure of the parties to comply with any obligation, covenant, agreement or condition herein may be waived by the party entitled to the benefits thereof only by a written instrument signed by the party granting such waiver, but such waiver or failure to insist upon strict compliance with such obligation, covenant, agreement or condition shall not operate as a waiver of, or estoppel with respect to, any subsequent or other failure. Whenever this Agreement requires or permits consent by or on behalf of a party, such consent shall be given in writing in a manner consistent with the requirements for a waiver of compliance as set forth in this
Section 11.9.

         11.10    Entire Agreement, No Novation.
                  -----------------------------

         (a)      Entire Agreement.

This Agreement, including the exhibits hereto and the documents, schedules, certificates and instruments referred to herein, the other Transaction Documents and the Confidentiality Agreement embodies the entire agreement and understanding of the parties hereto in respect of the transactions contemplated hereby. There are no restrictions, promises, representations, warranties, covenants or undertakings, other than those expressly set forth or referred to herein or therein. This Agreement supersedes all prior agreements and understandings between the parties with respect to transactions contemplated hereby.

         (b)      No Novation.
                  -----------

The Deed of Transfer shall not constitute a novation of this Agreement and of any of the terms and conditions herein contained including, without limitation, the representations and warranties and the indemnification obligations assumed by Seller.

         11.11    Dispute Resolution.
                  ------------------

                  (i) Seller and Purchaser shall, and shall cause their respective Affiliates to, resolve any dispute, controversy or claim whatsoever arising out of or in connection with this Agreement, (a
         "Dispute")  (other than disputes with respect to the  determination  of
          -------
         the Final Closing Statement - to the extent that such determination is not manifestly unfair and erroneous pursuant to Article 1349 of the Code - which shall solely be governed by the procedure set forth in
         Section 2.4) in accordance with the following procedure:

                  (ii) Within thirty (30) Business Days after Seller or Purchaser has served written notice on the other pursuant to Section
         11.5 setting forth the nature of the Dispute, Seller and Purchaser shall attempt to resolve the Dispute through good faith negotiations at a meeting which shall be attended by a representative of Seller and a representative of Purchaser having decision-making authority as well as by management-level personnel of Seller and Purchaser who have not previously been directly engaged in directing or responding to the Dispute.

                  (iii) If the Dispute is not  resolved  after  requirements  of
         Section 11.11(ii) have been complied with, the Dispute shall be submitted to mediation upon written notice by either Seller or Purchaser in accordance with the ADR Rules of the International Chamber of Commerce. The mediation proceedings shall take place in Milan, Italy and shall be conducted in the English language.

                  (iv) Any dispute that is not amicably settled as provided above, shall be finally settled under the Rules of Arbitration of the International Chamber of Commerce (the "Rules") by three arbitrators
                                                   -----
         appointed in accordance with the Rules.

                  (v) One arbitrator shall be appointed by the claiming party and the second by the party against which the arbitration is requested or, failing such appointment, in accordance with the Rules. The third arbitrator, who will act as Chairman of the Board of Arbitrators, shall be appointed by agreement by the first two arbitrators within thirty
         (30) days from the notification to the claiming party of the appointment of the second arbitrator. Failing an agreement within such term, the appointment shall be made in accordance with the Rules.

                  (vi) The arbitration proceedings shall take place in Milan, Italy and shall be conducted in the English language. The arbitration award shall be final and binding upon the parties and subject to no appeal.

                  (vii) Seller and Purchaser hereby designate their respective addresses for the giving of notice, as set forth in Section 11.5, as they respective domiciles at which service of process may be made in any legal action or proceedings arising hereunder.

         11.12    Governing law; Venue
                  --------------------

         (a) This Agreement shall be governed by, and construed in accordance with, the internal Laws of the Republic of Italy applicable to agreements made and to be performed entirely therein, without regard to the conflicts of law principles of Italy.

         (b) Notwithstanding the provision as set forth under Section 11.12(a), each party hereby elects the exclusive jurisdiction of the Court of Milan with respect to any Dispute which, under applicable law, may not be submitted to arbitrators.


IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed as of the date first written above.


SELLER:

AZKO NOBEL CHEMICALS S.p.A.


By:
         ---------------------              ------------------------------------
Name:    Graham White                       Name:    Bastiaan van der Heyden
Title:   Deputy Director                    Title:   Project Manager
         Corporate Strategy                          Corporate Strategy



PURCHASER:

BALCHEM B.V.


By:
         ---------------------
Name:    Dino Rossi
Title:   Managing Director